    As filed with the Securities and Exchange Commission on March 10, 2000
                                                    Registration No. 333-_______


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             _____________________

                        Copper Mountain Networks, Inc.
            (Exact name of Registrant as specified in its charter)

                             _____________________

         Delaware                                               33-0702004
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                             2470 Embarcadero Way
                          Palo Alto, California 94303
                                (650) 687-3300

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             _____________________

                Common Stock Issuable Upon Exercise of Options
                  Assumed by Copper Mountain Networks, Inc.,
                 Originally Granted Under the OnPREM Networks
                      Corporation 1998 Stock Option Plan
                           (Full title of the plans)

                             _____________________

                              Richard S. Gilbert
                     President and Chief Executive Officer
                        Copper Mountain Networks, Inc.
                             2470 Embarcadero Way
                         Palo Alto, California  94303
                                (650) 687-3300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________

                                  Copies to:

                            Lance W. Bridges, Esq.
                              Cooley Godward llp
                       4365 Executive Drive, Suite 1100
                              San Diego, CA 92121
                                (858) 550-6000
                             _____________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                            Proposed Maximum
                                                         Proposed Maximum       Aggregate        Amount of
             Title of Securities           Amount to      Offering Price     Offering Price     Registration
              To be Registered           be Registered     Per Share (1)           (1)              Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                43,308      $     0.3897       $   16,877.13       $  4.46
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                58,351      $     1.4027       $   81,848.95       $ 21.61
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                28,904      $     2.3379       $   67,574.66       $ 17.84
==============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon the actual exercise price for shares subject to the options.

The shares registered hereunder will be issued upon the exercise of stock options assumed by Copper Mountain Networks, Inc., a Delaware corporation (the "Registrant"), pursuant to that certain Certificate of Merger filed by the Registrant with the Secretary of State of the State of Delaware on February 29, 2000, and the Certificate of Merger filed by the Registrant with the Secretary of State of the State of California on February 29, 2000. These options were originally granted to employees of OnPREM Networks Corporation, the subsidiary of the Registrant, under its 1998 Stock Option Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Copper Mountain Networks, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

          (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

          (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward llp, San Diego, California. As of the date of this Prospectus, certain members and associates of Cooley Godward own an aggregate of two hundred thirty-four (234) shares of Common Stock through an investment partnership.

                                     II-1.

Item 6.  Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     The Registrant has entered into indemnity agreements with each of its Directors and certain executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no

                                     II-2.

reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

     The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit No.    Description
----------     -----------
   5.1         Opinion of Cooley Godward LLP.
  23.1         Consent of Ernst & Young LLP, Independent Auditors.
  23.2         Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
  24.1         Power of Attorney is contained on the signature page.
  99.1         OnPREM Networks Corporation 1998 Stock Option Plan.
  99.2         Form of Stock Option Agreement pursuant to the OnPREM Networks
               Corporation 1998 Stock Option Plan.

Item 9.  Undertakings.

     2.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price

                                     II-3.

represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     II-4.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on March 9, 2000.

                                      By: /s/ John A. Creelman
                                         _______________________________________
                                         John A. Creelman
                                         Vice President of Finance, Chief
                                         Financial Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard S. Gilbert and John A. Creelman and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                      Date
---------                                -----                                      ----

/s/  Richard S. Gilbert                  President, Chief Executive Officer and     March 9, 2000
___________________________________      Director
Richard S. Gilbert                       (Principal Executive Officer)

/s/ John A. Creelman                     Vice President of Finance, Chief           March 9, 2000
___________________________________      Financial Officer, and Secretary
John A. Creelman                         (Principal Financial and Accounting
                                         Officer)

/s/ Joseph D. Markee                     Chief Technical Officer and Chairman of    March 9, 2000
___________________________________      the Board
Joseph D. Markee

/s/ Robert L. Bailey                     Director                                   March 9, 2000
___________________________________
Robert L. Bailey

/s/ Tench Coxe                           Director                                   March 9, 2000
___________________________________
Tench Coxe

/s/ Roger Evans                          Director                                   March 9, 2000
___________________________________
Roger Evans

/s/ Richard H. Kimball                   Director                                   March 9, 2000
___________________________________
Richard H. Kimball

/s/ Raymond V. Thomas                    Director                                   March 9, 2000
___________________________________
Raymond V. Thomas

/s/ Andrew W. Verhalen                   Director                                   March 9, 2000
___________________________________
Andrew W. Verhalen

                                     II-5.

                                 EXHIBIT INDEX

Exhibit No.    Description                                                                          Sequential
-----------    -----------                                                                           Page No.
                                                                                                    --------
   5.1         Opinion of Cooley Godward LLP.

  23.1         Consent of Ernst & Young LLP, Independent Auditors.

  23.2         Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

  24.1         Power of Attorney is contained on the signature page.

  99.1         OnPREM Networks Corporation 1998 Stock Option Plan.

  99.2         Form of Stock Option Agreement pursuant to the OnPREM Networks Corporation 1998
               Stock Option Plan.